GUARANTY BANCSHARES HOLDING CORPORATION
                      1201 Brashear Avenue
                  Morgan City, Louisiana  70381


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          June 17, 1996




                                                     May 23, 1996

     The Annual Meeting of Shareholders of Guaranty Bancshares Holding Corporation will be held on Monday, June 17, 1996 at 1:00 p.m. in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Building, 1201 Brashear Avenue, Morgan City, Louisiana, for the following purposes:

     (1) To elect twelve directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

     (2)  To approve a Plan of Reorganization;

     (3) To adopt Amendments to the Articles of Incorporation to implement the Plan of Reorganization; and

     (4) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed May 15, 1996 as the record date for the determination of shareholders entitled to vote at the meeting.

     If you will be unable to attend the meeting, kindly mark, sign, date and return the enclosed proxy. A postage prepaid envelope is enclosed for your use. Prompt response is helpful, and your cooperation will be appreciated.


                               By Order of the Board of Directors

                                             Wiley Magee
                                             Secretary



             Guaranty Bancshares Holding Corporation
                      1201 Brashear Avenue
                 Morgan City, Louisiana  70381

                          May 23, 1996


                         PROXY STATEMENT

FOR ITS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 1996


     This Proxy Statement is furnished to shareholders of Guaranty Bancshares Holding Corporation ("Bancshares") in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Bancshares to be used at the annual meeting of shareholders of the Company to be held on June 17, 1996, at 1:00 p.m., in the Board of Directors Room located on the second floor of the Guaranty Bank & Trust Company Building, 1201 Brashear Avenue, Morgan City, Louisiana. The above described proxy and this proxy statement were mailed on or about May 23, 1996.

Voting Procedure

     As of the close of business on May 15, 1996, there were outstanding (including treasury shares) 210,000 shares of Class A Common Stock ("Class A Common Shares"), par value $5.00 per share, and 170,877 shares of Class B Common Stock ("Class B
Common Shares"), no par value.   Each of the Class A Common
Shares and the Class B Common Shares (collectively, the "Common Shares") entitles the holder thereof to vote on all matters presented at the meeting, voting together as a single class.
Each holder is entitled to one vote for each share of common stock held.
     On May 15, 1996, there were outstanding 21,900 shares of $.50 Cumulative Preferred Stock ("$.50 Preferred Shares"), and 145,001 shares of $2.70 Cumulative Preferred Stock ("$2.70 Preferred Shares"). Each of the $.50 Preferred Shares and the $2.70 Preferred Shares (collectively, the "Preferred Shares") entitles the holder thereof to one vote with respect to the proposed Plan of Reorganization, and amending Bancshares' Articles of Incorporation as a necessary step in implementing the Plan of Reorganization. Under the Plan of Reorganization, the holders of the Common Shares and the $.50 Preferred Shares and the $2.70 Preferred Shares will have the opportunity to vote their shares to amend Bancshares' Articles of Incorporation to:
(1) increase the authorized amount of Class B Common Stock from 210,000 shares to 1,500,000 shares; and (2) reclassify the outstanding 145,001 shares of $2.70 Cumulative Preferred Stock as Class B Common Stock, at the rate of $27.80 in value of Class B Common per share of $2.70 Cumulative Preferred; and (3) exchange the outstanding 21,900 shares of $.50 Cumulative Preferred Stock for Class B Common Stock, at the rate of $5.00 in value of Class B Common per share of $.50 Cumulative Preferred; and (4) reclassify the outstanding 210,000 shares of Class A Common Stock as Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock to be reclassified; and (5) redesignate the Class B Common Stock and any authorized, but unissued preferred stock, as limited to the overall authorization of 1,500,000 shares, as Common Stock. Adoption of the Plan of Reorganization requires the approval of
(1) 80% of the Class A Common and Class B Common shares, considered as a single class, of the votes entitled to be cast or, alternatively, 2/3's of the votes entitled to be cast other than the votes of shareholders holding 10% or more of the stock in each class, and (2) 80% of the $2.70 Cumulative Preferred shares and 80% of the $.50 Cumulative Preferred shares, each voting as a separate class, of the votes entitled to be cast or, alternatively, 2/3's of the votes entitled to be cast other than the votes of shareholders holding 10% or more of the stock in each class.
     The By-Laws provide that the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. If a quorum is present, the vote of a majority of the shares present or represented by proxy will decide all questions properly brought before the meeting, except that the Plan of Reorganization must be approved by holders of 80% of the Common Stock, considered as a single class, and by the holders of 80% of the $2.70 Preferred Stock and 80% of the $.50 Preferred Stock, each voting as a separate class or, alternately by 2/3's of the votes entitled to be cast in each class other than the votes of shareholders holding 10% or more of the stock in each class. If the holders of 80% of the Common Stock, considered as a single class, and the holders of 80% of the $2.70 Preferred Stock and 80% of the $.50 Preferred Stock, each voting as a class, or, alternately by 2/3's of the votes entitled to be cast in each class other than the votes of shareholders holding 10% or more of the stock in each class, do not approve the Plan of Reorganization, it will not be implemented.
     Directors will be elected by a plurality vote of the Common Shares present, in person or by proxy, entitled to vote at the meeting.
     Proxies in the enclosed form are solicited by the Board of Directors of Bancshares to provide an opportunity to every shareholder to vote on all matters scheduled to come before the meeting as to which such shareholder is entitled to vote, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Common Shares and Preferred Shares represented thereby will be voted at the meeting in accordance with stockholder direction. Proxies in the enclosed form representing Common Shares will be voted for the election of directors, for the Plan of Reorganization and for the amendment of the Articles of Incorporation, unless contrary specification is made. Proxies in the enclosed form representing Preferred Shares will be voted for the Plan of Reorganization and the amendment of the Articles of Incorporation, unless contrary specification is made. Any shareholder executing a proxy may revoke that proxy any time prior to the exercise thereof by filing with the Secretary of Bancshares a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the shareholder is present at the annual meeting and elects to vote in person.

Proxy Solicitation

     The cost of soliciting proxies will be borne by Bancshares. In addition to solicitation by mail, certain officers, directors and regular employees of Bancshares and its subsidiary, Guaranty Bank & Trust Company of Morgan City, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call.

Election of Directors

     The By-Laws of Bancshares authorize the Board of Directors or the shareholders, at any meeting thereof, to fix the number of members of the Board at not less than five nor more than thirty. The persons named in the enclosed proxy intend to vote such proxy,unless otherwise directed, for the election of the twelve nominees named below to serve until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, proxies will be voted in favor of such additional nominees as may be designated by the Board of Directors.
     The following table sets forth certain information, as of April 15, 1996, concerning the nominees, and all nominees and officers as a group, including their beneficial ownership of Common Shares, as well as $.50 Preferred Shares and $2.70 Preferred Shares, of Bancshares. Unless otherwise indicated, (i) each nominee has been engaged in the principal occupation shown for more than the past five years, and (ii) shares shown as being beneficially owned are also held with sole voting and investment power. Nominees Bailey, Blakeman, Cannata, Cullom, Domino, Dutreix, Guarisco, Magee and Ringeman are also members of the Board of Directors of Bancshares' wholly owned subsidiary, Guaranty Bank & Trust Company of Morgan City (the "Bank").

Name, Age, and Principal Occupation: H.W. Bailey (73), Retired since 1/1/83; Executive vice President and Chief Administrative
Officer of McDermott, Inc. (Offshore construction)

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  17,666 (4)

Percent of Class of Common Shares (2):  4.74%

$2.70 Preferred Shares Beneficially Owned (1):  7,700 (5)

Percent of Class of $2.70 Preferred Shares (3):  5.31%

$.50 Preferred Shares Beneficially Owned (1):  2,266

Percent of Class of $.50 Preferred Shares (3):  10.35%


Name, Age, and Principal Occupation:  Brooks Blakeman (49),
Chairman of the Board of Bancshares and the Bank; Vice President and General Manager of Franks Casing Crews, Inc. (oilfield services)

Year First Became Director of Bancshares:  1988

Common Shares Beneficially Owned (1) (2):  34.070 (6)

Percent of Class of Common Shares (2):  9.13%

$2.70 Preferred Shares Beneficially Owned (1):  15,475 (7)

Percent of Class of $2.70 Preferred Shares (3):  10.67%

$.50 Preferred Shares Beneficially Owned (1):  3,175 (7)
Percent of Class of $.50 Preferred Shares (3):  14.50%


Name, Age, and Principal Occupation:  Robert M. Bourgeois, M.D.
(38), Physician, Bourgeois Medical Center

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2):  -

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  Vincent Cannata (81),
President of Cannata's Super Market, Inc.

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  22,343 (8)

Percent of Class of Common Shares (2):  5.99%

$2.70 Preferred Shares Beneficially Owned (1):  9,835 (9)

Percent of Class of $2.70 Preferred Shares (3):  6.78%

$.50 Preferred Shares Beneficially Owned (1):  2,673

Percent of Class of $.50 Preferred Shares (3):  12.21%



Name, Age, and Principal Occupation:  Randolph Cullom (58),
President and Chief Executive Officer of Bancshares and the Bank

Year First Became Director of Bancshares:  1990

Common Shares Beneficially Owned (1) (2):  200

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -



Name, Age, and Principal Occupation:  Frank J. Domino, Sr. (76),
President of Frank's Motor, Inc. (auto sales); Secretary and
Treasurer of Domino Developers, Inc. (home construction

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  5,280 (10)

Percent of Class of Common Shares (2):  1.42%

$2.70 Preferred Shares Beneficially Owned (1):  2,045 (11)

Percent of Class of $2.70 Preferred Shares (3):  1.41%

$.50 Preferred Shares Beneficially Owned (1):  1,190

Percent of Class of $.50 Preferred Shares (3):   5.43%


Name, Age, and Principal Occupation:  Conley Dutreix (48),
Executive Vice President of Bancshares and the Bank; Director of the Bank since 1992.

Year First Became Director of Bancshares:  1993

Common Shares Beneficially Owned (1) (2):  200

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  Anthony Guarisco, Sr. (85),
President of Guarisco Enterprises, inc. (holding company for sub-sidiaries engaged in diesel fuel distribution, shell sales, and transport; and real estate

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  37,542

Percent of Class of Common Shares (2):  10.06%

$2.70 Preferred Shares Beneficially Owned (1):  4,558

Percent of Class of $2.70 Preferred Shares (3):  3.14%

$.50 Preferred Shares Beneficially Owned (1):  2,500

Percent of Class of $.50 Preferred Shares (3):   11.42%


Name, Age, and Principal Occupation: Wiley Magee (52), Secretary to the Board of Bancshares and the Bank; President of Morgan City
Supply, Inc. (wholesale and retail hardware)

Year First Became Director of Bancshares:  1982

Common Shares Beneficially Owned (1) (2):  4,304

Percent of Class of Common Shares (2):  1.15%

$2.70 Preferred Shares Beneficially Owned (1):  1,043

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  1,238

Percent of Class of $.50 Preferred Shares (3):   5.65%

Name, Age, and Principal Occupation:  Lee A. Ringeman (66),
Executive Vice President and Chief Financial Officer of
Bancshares and the Bank

Year First Became Director of Bancshares:  1989

Common Shares Beneficially Owned (1) (2):  1,931 (12)

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  555 (13)

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  800

Percent of Class of $.50 Preferred Shares (3):  3.65%


Name, Age, and Principal Occupation:  Kay S. Vinson (56),
President of Sub-Surface Tools, Inc. (oilfield equipment sales and rentals)

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2):  -

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):   -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  J. Cameron Webster (53),
President Twin Brothers Marine Corporation (manufacturer, offshore drilling platforms)

Year First Became Director of Bancshares:  -

Common Shares Beneficially Owned (1) (2):  -

Percent of Class of Common Shares (2):  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares (3):  -

$.50 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $.50 Preferred Shares (3):  -


Name, Age, and Principal Occupation:  All Executive Officers and
Directors of Bancshares and the Bank

Common Shares Beneficially Owned (1) (2):  123,566

Percent of Class of Common Shares (2):  33.13%

$2.70 Preferred Shares Beneficially Owned (1):  41,226

Percent of Class of $2.70 Preferred Shares (3):  28.43%

$.50 Preferred Shares Beneficially Owned (1):  13,872

Percent of Class of $.50 Preferred Shares (3):  63.21%


(1) Except as noted below, all shares of Bancshares' stock set forth above constitute direct beneficial ownership by such director with full voting and investment power. The address of each director is c/o Guaranty Bank & Trust Company of Morgan City, Post Office Box 2208, Morgan City, Louisiana 70381.

(2)  Includes aggregate of Class A Common stock and Class B
     Common stock. Percent of class omitted where less than one percent.

(3)  Percent of class omitted where less than one percent.

(4)  Includes 7,700 shares in the name of Bailey Estate.

(5)  Includes 3,850 shares in the name of Bailey Estate.

(6) Includes 33,870 shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(7) Shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(8)  Includes 6,910 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

(9)  Includes 3,455 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

(10) Includes 60 shares in the name of Mr. Domino's wife.

(11) Includes 30 shares in the name of Mr. Domino's wife.

(12) Includes 1,186 shares held jointly with Mrs. Ringeman and 32 shares held jointly with Mr. Ringeman's grandson.

(13) Includes 195 shares held jointly with Mrs. Ringeman and 32 shares held jointly with Mr. Ringeman's grandson.

     None of the directors of Bancshares holds a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

     Bank directors received compensation at the rate of $250 for each regular directors meeting attended, $100 for committee meetings attended, and a $1,500 fee for serving as a director.
No fees were paid for service on Bancshares' Board.

     No family relationships exist among the above named directors, nominees for the Board or the executive officers of Bancshares or the Bank.


Legal Proceedings

     Bancshares is not engaged in any legal action, other than ordinary routine litigation incidental to the business. The Bank is involved in a number of legal actions in the normal course of its operations. In the opinion of management, based on a review of such litigation with legal counsel, the outcome of such actions should not have a material effect upon the business or financial condition of Bancshares.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

     According to (i) the Forms 3 and 4 and any amendments thereto filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") and furnished to the Company during 1995 by persons subject to Section 16 at any time during 1995 with respect to securities of the Company ("Company Section 16 Insiders"), (ii) the Forms 5 with respect to 1995 and any amendments thereto filed pursuant to Section 16 and furnished to the Company by Company Section 16 Insiders, and (iii) the written representations from Company Section 16 Insiders that no Form 5 with respect to the securities of the Company was required to be filed by such Company Section 16 Insider, respectively, with respect to 1995, no Company Section 16 Insider failed to file altogether or timely any Forms 3, 4, or 5 required by Section 16 with respect to the securities of the Company or to disclose on such Forms transactions required to be reported thereon.

Board Committees

     During 1995, the Board of Directors of Bancshares met eight times. During 1995, the Board of Directors of the Bank met 15 times. Each director attended at least 75% of the aggregate number of board and committee meetings held.
     The Board of Directors of the Bank has an Executive Committee, the current members of which are Messrs. Bailey, Blakeman, Cullom, Domino and Magee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of business and affairs of the Bank. However, this committee does not have the authority of the Board of Directors in reference to:
     (a)  amending the Articles of Incorporation;
     (b)  approving a plan of merger or consolidation;
     (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business;
     (d) recommending to the shareholders a voluntary dissolution of the Bank or a revocation thereof;
     (e) amending, altering, or repealing these by-laws or adopting new by-laws;
     (f) filling vacancies in or removing members of the board of directors or of any committee;
     (g)  electing or removing officers or committee members;
     (h)  fixing the compensation of any committee member; and
     (i) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

     The Executive Committee did not meet during 1995.

     The Board of Directors of the Bank has an Audit Committee, the current members of which are Messrs. Blakeman, Cannata, and Domino, all of whom are outside directors. The Audit Committee, which met one time during 1995, is responsible for: (1) making recommendations to the Board of Directors concerning the selection and retention of Bancshares' independent auditors; (2) consulting with the Controller with regard to the plan of audit;
(3) consulting directly with the Controller on any matter the Committee or the Controller deems appropriate in connection with carrying out the audit; (4) reviewing the plan and results of audits by its independent auditors and the Federal Deposit Insurance Corporation, and; (5) discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. Each director attended the meeting.
     Neither Bancshares nor the Bank has a Nominating Committee. Nominees for directors are selected by their Boards of Directors. Neither company has procedures established to consider nominees recommended by security holders.

Principal Shareholders

     The persons named below were, to the knowledge of Bancshares, the only persons as of May 15, 1996 who beneficially owned more than 5% of the outstanding Guaranty Bancshares Holding Corporation Class A and Class B Common Stock, more than 5% of the outstanding $2.70 Cumulative Preferred Stock, and more than 5% of the outstanding $.50 Cumulative Preferred Stock. Beneficial ownership consists of sole voting and investment power.


Name and Address of Beneficial Owner:  H.W. Bailey, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  7,700 (2)

Percent of Class of $2.70 Preferred Shares:  5.31%

$.50 Preferred Shares Beneficially Owned (1):  2,266

Percent of Class of $.50 Preferred Shares:  10.35%


Name and Address of Beneficial Owner:  Brooks Blakeman, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  34,070 (3)

Percent of Class of Common Shares:  9.13%

$2.70 Preferred Shares Beneficially Owned (1):  15,475 (4)

Percent of Class of $2.70 Preferred Shares:  10.67%

$.50 Preferred Shares Beneficially Owned (1):  3,175 (4)

Percent of Class of $.50 Preferred Shares:  14.50%


Name and Address of Beneficial Owner:  Vincent Cannata, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  22,343 (5)

Percent of Class of Common Shares:  5.99%

$2.70 Preferred Shares Beneficially Owned (1):  9,835 (6)

Percent of Class of $2.70 Preferred Shares:  6.78%

$.50 Preferred Shares Beneficially Owned (1):  2,673

Percent of Class of $.50 Preferred Shares:  12.21%


Name and Address of Beneficial Owner:  CARI Corporation, 1100
Poydras St., New Orleans, Louisiana 70163

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  8,046

Percent of Class of $2.70 Preferred Shares:  5.55%

$.50 Preferred Shares Beneficially Owned (1):  1,887

Percent of Class of $.50 Preferred Shares:  8.62%


Name and Address of Beneficial Owner:  Frank J. Domino Sr., P.O.
Box 2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,190

Percent of Class of $.50 Preferred Shares:  5.43%


Name and Address of Beneficial Owner:  Anthony J. Guarisco, Sr.
P.O. Box 2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  37,542

Percent of Class of Common Shares:  10.06%

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  2,500

Percent of Class of $.50 Preferred Shares:  11.42%


Name and Address of Beneficial Owner:  Leonard and Hayes, 1014
Seventh Street, Morgan City, Louisiana  70380

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,919

Percent of Class of $.50 Preferred Shares:  8.76%


Name and Address of Beneficial Owner:  Wiley Magee, P.O. Box
2208, Morgan City, Louisiana  70381

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -

$.50 Preferred Shares Beneficially Owned (1):  1,238

Percent of Class of $.50 Preferred Shares:  5.68%


Name and Address of Beneficial Owner:  Murray P. Ordogne Estate,
1014 Seventh Street, Morgan City, Louisiana  70380

Common Shares Beneficially Owned (1):  -

Percent of Class of Common Shares:  -

$2.70 Preferred Shares Beneficially Owned (1):  -

Percent of Class of $2.70 Preferred Shares:  -
$.50 Preferred Shares Beneficially Owned (1):  3,090

Percent of Class of $.50 Preferred Shares:  14.11%


(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2)  Includes 3,850 shares in the name of Bailey Estate.

(3) Includes 33,870 shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(4) Shares held by the Blakeman Trust over which Mr. Blakeman shares voting powers.

(5)  Includes 6,910 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.

(6)  Includes 3,455 shares in the name of Cannata's Super Market,
     Inc. over which Mr. Cannata shares voting and investment power.


Executive Officers

The executive officers of Bancshares and the Bank as of April 15, 1996, are as follows:

     Name               Age                 Position Currently
                                                Held

Brooks Blakeman         49                  Chairman of the Board
                                            of Bancshares and the
                                            Bank

Randolph Cullom         58                  President and Chief
                                            Executive Officer of
                                            Bancshares and the
                                            Bank

Wiley Magee             52                  Secretary of the
                                            Board of Bancshares
                                            and the Bank

Lee A. Ringeman         66                  Executive Vice
                                            President and Chief
                                            Financial Officer of
                                            Bancshares and the
                                            Bank

Conley J. Dutreix       48                  Executive Vice
                                            President of the Bank
                                            and Assistant
                                            Secretary
                                            of the Board of
                                            Directors of
                                            Bancshares
                                            and the Bank

     Each executive officer has been an officer or director of Bancshares and the Bank for five years or more.

Executive Compensation

     The following table sets forth the aggregate cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended December 31, 1993, 1994, and 1995, with respect to each executive officer whose total cash compensation exceeded $100,000.
     Active officers of Bancshares are also officers of the Bank and receive no annual compensation from Bancshares.

Annual Compensation

Name and                                    Other        All
Principal                                   Annual       Other
Position     Year    Salary    Bonus (1)    Comp. (2)    Comp.
(3)

Randolph     1995   $90,000   $26,785      $4,500       $  765
Cullom       1994    90,000    20,000       4,250          529
President    1993    90,000    30,000       4,500          529
and Chief
Executive
Officer of
Bancshares
and the Bank

     (1) Mr. Cullom has an employment contract with the Bank whereby his initial base annual salary is $90,000. In addition to the annual salary, he is entitled to a non-cumulative annual cash bonus of $300 for each basis point of return on average annual assets, up to a maximum of $30,000. Return on average annual assets is defined as the after tax earnings before any bonuses. The bonus earned in 1994 was paid in 1995 and 1995 was paid in 1996. Also as part of his employment agree-ment, in the event Mr. Cullom is terminated without good cause, he shall be entitled to receive one year annual salary as severance pay.

     (2)  Represents director fees.

     (3) The Bank paid approximately $765 in term life insurance premiums on behalf of Mr. Cullom in 1995 and $529 in each of the years 1994, and 1993, respectively. This group policy has no cash surrender value.

     The Bank has instituted an unqualified defined benefit retirement program for three of its executive officers, as follows:

Name and            Annual             Planned
Principal       Pre-Retirement       Retirement     Retirement
Position       Death Benefit (1)     Benefit (2)    Date - Age

Randolph Cullom    $487,250            $50,000       2002 - 65
President and
Chief Executive
Officer

Lee A. Ringeman     292,350             30,000       2000 - 70
Executive Vice
President

Conley J. Dutreix   292,350             50,000       2012 - 65
Executive Vice
President

(1)  Benefits payable to the participant's named beneficiaries.
(2)  Benefits payable monthly for life, 15 years certain.

     These death benefits are funded by single premium life insurance policies on the lives of the participants. The policies are owned by the Bank and the proceeds from death benefits are payable to the Bank. Projected December 31, 1996 death benefits are as follows: Mr. Cullom - $835,000; Mr. Ringeman - $317,000; and Mr. Dutreix - $377,000. The retirement benefits are being funded by regular accruals by the Bank.
     If the Bank terminates a participant's employment prior to his planned retirement date for cause, the participant shall not be entitled to any benefits. If employment is terminated prior to his planned retirement date, other than by death or discharge for cause, the Bank shall pay to the participant an amount which is the actuarial equivalent of his annual retirement benefit, computed in accordance with the agreement.
     If a participant's employment is terminated within twenty-four (24) months following a change in control of the Bank, the participant will be entitled to the benefits set forth in the preceding paragraph with the respective benefits being increased in amount by fifty (50%) percent. Change in control is defined as an occurrence in which a person, not presently owning 25% of the voting shares, including a syndicate or group deemed under Louisiana law to be a person, becomes the beneficial owner, directly or indirectly, of securities of the Company having 25% or more of the total number of votes which may be cast for directors of the Company, or during any period of two consecutive years, individuals who constitute the board of directors at the beginning of such period cease for any reasons to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. The increased benefits made applicable in this event are not included in the insurance policies or accruals referred to above and would be a cost to the company at the point any such benefits became payable.

     Bancshares and the Bank have no established policy or practice with respect to providing personal benefits to officers, directors or principal stockholders. Although the Bank pays for civic and social club memberships for certain officers, the aggregate annual value per person of such benefits is considerably less than $2,500.
     Neither Bancshares nor the Bank has any other remuneration, pension or retirement plans in effect. The Bank provides health and life insurance coverage for all employees.

Modification Or Exchange of Securities

(a) Proposed Modifications to the Company's Outstanding Stock. As part of a plan of recapitalization more fully described below, the Company proposes that amendments of its Articles of Incorporation will be effected to (i) increase the authorized amount of Class B Common Shares from 210,000 shares to 1,500,000 shares; and (ii) reclassify the outstanding 145,001 shares of $2.70 Preferred Shares as Class B Common Shares, at the rate of $27.80 in value of Class B Common per share of $2.70 Cumulative Preferred; and (iii) exchange the outstanding 21,900 shares of $.50 Preferred Shares for Class B Common Shares, at the rate of $5.00 in value of Class B Common per share of $.50 Preferred Shares; and (iv) reclassify the outstanding 210,000 shares of Class A Common Shares as Class B Common Shares at the rate of one share of Class B Common Stock for each share of Class A Common Stock to be reclassified; and (v) redesignate the Class B Common Shares and any unauthorized but unissued preferred stock as Common Stock as limited to the overall authorization of 1,500,000 shares. To the extent that the reclassifications of the Company's capital stock result in fractional share interests, cash payments will be made to eliminate same. The plan of recapitalization also provides that holders of $2.70 Preferred Shares will be entitled to certain cash payments in the form of dividends to be declared as part of the plan as more fully described below.
     The effect of the reclassifications and other features of the proposed plan of recapitalization will be to provide for one class of stock and to eliminate all of the rights of the holders of the two classes of preferred stock currently provided for in the Company's Articles of Incorporation, including the rights to annual accrual of dividends and rights to dividend preferences, as well as preferences upon liquidation, dissolution or winding up of the Company. However, the recapitalization is being proposed in order to eliminate the impediments to the Company's ability to raise capital and to its ability to expand and grow. Because the former holders of preferred stock will be holders of the Company's Common Stock after implementation of the plan of recapitalization, these former preferred shareholders will participate in the benefits of such expansion and growth. Furthermore, the value of the cash and Common Stock received by the $2.70 Preferred shareholders and the Common Stock received by the $.50 Preferred shareholders will be greater than the present value of the respective rights surrendered by such shareholders.
     Upon approval and implementation of the proposed plan of reorganization, for each share of 2.70 Cumulative Preferred, the holder will receive 2.5827 additional shares of Common Stock and $10.25 cash with the share of $2.70 preferred being itself converted into Common Stock. For each share of $.50 Cumulative Preferred, the holder will receive .6443 shares of Common Stock in exchange for the share of $.50 Cumulative Preferred.

              RECAPITALIZATION AND COMMON STOCK ISSUE

     The following tables set forth, as of December 31, 1995, the value of consideration to be received expressed in terms of (a) issuance of Common Stock with an estimated fair value of $7.76 in exchange for the outstanding $2.70 Preferred Shares and the $.50 Preferred Shares, (b) the ratio of Common Shares outstanding following the exchange, and (d) the estimated fair value of Common Shares outstanding following the exchange:


                                                    Common
                                                    Shares
                                                  Outstanding
                                     Exchange      Following
                     Shares          Ratio         Exchange

$2.70 Preferred     145,001         3.5827         519,495

$  .50 Preferred     21,900          .6443          14,110

Class A Common      206,124         1.0000         206,124


Class B Common      166,901         1.0000         166,901
Common Stock                                       906,630
                                                   =======

Estimated Fair Value of
Common Stock Outstanding
Following the Exchange                          $7,035.000

     The following table sets forth, as of December 31, 1995, (a)
Bancshares' consolidated Stockholders' Equity, (b) the pro forma adjustments resulting from recapitalization, and (c) the pro forma consolidated Stockholders' Equity following the recapitalization:

                                              Pro Forma
                                             Consolidated
             Stockholders'   Pro Forma          Equity
                Equity      Adjustments        Following
               12/31/95   Debit    Credit   Recapitalization

                     (In Thousands of Dollars)
Bank Debt       $ -0-             $1,000(1)    $  1,000
                =====             =========    ========
Stockholders'
 Equity

$2.70  Preferred
 Stock          $3,481   $3,481(2)     -             -

$  .50 Preferred
 Stock             107      107(2)     -             -
Class A Common
 Stock           1,050    1,050(2)     -             -
Common Stock        17        -       74(2)         91

Capital Surplus  2,039       16(3) 4,564(2)      6,587

Accumulated
 Deficit        (1,023)   1,486(4)     -        (2,509)

Treasury Stock     (16)       -       16(3)          -

Net Unrealized Gain on
Securities Available
for Sale             7        -        -             7
Stockholders'
 Equity         $5,662                          $4,176
                ======                          ======

Notes:
(1) Funds borrowed for proposed cash dividend of $10.25 per share of $2.70 Preferred Stock.
(2) Issuance of 739,729 shares of Common Stock in exchange for the outstanding $2.70 Preferred Stock, $.50 Preferred Stock and Class A Common Stock, $5 par value, at a $.10 stated value.
(3)  Elimination of Treasury Stock.
(4)  Cash dividend on $2.70 Preferred Stock.


(b) Features of The Company's Outstanding Stock Before and After the Proposed Recapitalization. As noted, the Company proposes that its Articles of Incorporation be amended to reclassify its preferred stock and its Class A Common Stock as Class B Common Stock and to redesignate its Class B Common Stock as Common Stock so as to provide for only one class of capital stock after implementation of the plan of recapitalization.
     At present, the Company is authorized to issue 420,000 shares of common stock, 210,000 of which are designated as Class A Common Shares with a $5.00 par value (of which 210,000 are outstanding, including treasury shares); and 210,000 of which are designated as Class B Common Shares with no par value (of which 170,877 are outstanding, including treasury shares). In addition, the Company's Articles of Incorporation authorize issuance of 210,000 shares of no par value preferred stock in one or more series. The initial series of preferred stock issued pursuant to this authorization was the $2.70 Preferred Shares,
and 145,001 shares of such stock are currently outstanding.   Of
the remaining authorized 64,999 shares of preferred stock, a second series of no par value preferred stock, the $.50 Preferred Shares has been authorized, of which 21,900 shares are outstanding.
     Thus, under the Company's Articles of Incorporation prior to the proposed amendments, the Company is authorized to issue a total of 630,000 shares of common and preferred stock and has outstanding a total of 547,778 shares, including treasury shares, of common and preferred stock, of which 210,000 shares are Class A Common Shares, 170,877 shares are Class B Common Shares, 145,001 shares are $2.70 Preferred Shares and 21,900 shares are $.50 Preferred Shares.
     Under the Articles of Incorporation as currently written, the Class A Common Shares and the Class B Common Shares is equal in all respects regarding their preferences, limitations, values and relative rights. The only difference is that the Class A Common Shares have a designated par value of $5.00 per share, whereas the Class B Common Shares are designated as having no par value. Accordingly, holders of both the Class A Common Shares and the Class B Common Shares have one vote for each share held on matters as to which the vote or consent of the shareholders of the Company may be required. Further, the holders of Class A Common Shares and the Class B Common Shares share ratably in any cash dividends declared by the Board of Directors, and, in the event of liquidation, dissolution or winding up of the Company, share ratably in the assets of the Company available for distribution to its common shareholders. Neither the Class A Common Shares nor the Class B Common Shares has conversion or redemption rights.
     After the proposed amendments to the Company's Articles of Incorporation, the current holders of Class A Common Shares and of Class B Common Shares will continue to have the same relative rights and preferences as they had prior to the amendments. The only difference will be that the current holders of the Class A Common Shares, which has a $5.00 per share par value, will hold, after the recapitalization, Common Shares with no par value; and the current holders of Class B Common Shares will hold Common Shares that is exactly the same as they held prior to the proposed amendments, except that the name of the stock will have been changed from Class B Common Shares to Common Shares.
     Under the Articles of Incorporation prior to the proposed amendments, each share of the $2.70 Preferred Shares are entitled to receive, if and when declared by the Board of Directors, cumulative cash dividends at a rate of $2.70 per annum per share. These dividends accrue from July 13, 1988 and are entitled to be paid in preference to the holders of the Class A Common Shares, the Class B Common Shares, and the $.50 Preferred Shares. No dividends are payable until and unless declared by the Board of Directors, and no interest is payable on dividends in arrears. All dividends declared by the Board to date have been paid, but there are accrued but undeclared dividends from October 13, 1989 through April 13, 1996 of $2,544,768. The Articles of Incorporation also currently provide that the Company can redeem the $2.70 Preferred Shares in 1996 at the price of $27.80 per share. Upon liquidation, dissolution or winding up of the Company, the holders of $2.70 Preferred Shares are entitled to receive $27.00 per share of $2.70 Preferred Shares, plus accrued and unpaid dividends to the date of payment, before any distribution of assets of the Company may be made to holders of common stock or $.50 Preferred Shares. The holders of the $2.70 Preferred Shares have no conversion or preemptive rights.
     Further, the Articles of Incorporation currently provide that neither the Board of Directors nor the holders of common stock of the Company may amend, alter or repeal any provision of the Articles of Incorporation of the Company in any manner that adversely affects any of the rights, privileges, preferences, powers or restrictions provided for the benefit of the $2.70 Preferred Shares without the favorable vote of the holders of at least fifty-one percent (51%) of the outstanding shares of $2.70 Preferred Shares, voting as a class.
     Under the Articles of Incorporation prior to their amendment, each share of the $.50 Preferred Shares is entitled to receive, if and when declared by the Board of Directors, cumulative cash dividends at a rate of $.50 per annum per share which accrue from the date of share issuance. Said dividends and any right on liquidation are entitled to be paid in preference to holders of the Company's common stock, but are junior to the rights of holders of $2.70 Preferred Shares. No dividends are payable until and unless declared by the Board of Directors, and no interest is payable on dividends in arrears. No dividends have ever been declared on the $.50 Preferred Shares, but there are accrued but undeclared dividends from July 13, 1989 through April 13, 1996 of $72,112. The Company can redeem the $.50 Preferred Shares at any time at a price of $5.00 per share. The holders of $.50 Preferred Shares have no conversion or preemptive rights.
     Neither the Board of Directors nor the holders of common stock of the Company may amend, alter or repeal any provision of the Articles of Incorporation of the Company in any manner that adversely affects any of the rights, privileges, preferences, powers or restrictions provided for the benefit of the $.50 Preferred Shares without the favorable vote of the holders of at least fifty-one percent (51%) of the outstanding shares of $.50 Preferred Shares, voting as a class.
     It is proposed that the Company's Articles of Incorporation be amended to (i) increase the authorized amount of Class B Common Shares from 210,000 shares to 1,500,000 shares; and (ii) reclassify the outstanding 145,001 shares of $2.70 Preferred Shares as Class B Common Shares, at the rate of $27.80 in value of Class B Common per share of $2.70 Preferred Shares; and (iii) exchange the outstanding 21,900 shares of $.50 Preferred Shares as Class B Common Shares, at the rate of $5.00 in value of Class B Common per share of $.50 Preferred Shares; and (iv) reclassify the outstanding 210,000 shares of Class A Common Shares as Class B Common Shares at the rate of one share of Class B Common Shares for each share of Class A Common Shares to be reclassified; and
(v) redesignate the Class B Common Shares and any authorized but unissued preferred stock as limited to the overall authorization of 1,500,000 shares, as Common Stock. The effect of these reclassifications will be to provide for one class of stock, after implementation of the plan of recapitalization, and to eliminate all of the rights of the holders of the two classes of preferred stock currently provided for in the Company's Articles of Incorporation, including the rights to annual accrual of dividends and rights to dividend preferences, as well as preferences upon liquidation, dissolution or winding up of the Company. While these rights will be eliminated, the value of the cash and Common Stock received by the $2.70 Preferred share-holders and the Common Stock received by the $.50 Preferred shareholders will be greater than the present value of the respective rights surrendered by such shareholders.

(c)  Reasons for the Proposed Recapitalization.   The Company is
a one-bank holding company for its principal subsidiary, Guaranty Bank & Trust Company of Morgan City (the "Bank"). As of this date, the operations of the Bank have not been such as to permit the Company to pay all of the dividends as they accrue on the $2.70 Preferred Shares or the $.50 Preferred Shares. While some dividends have been paid, as of April 13, 1996,$2,544,768 of dividends on the $2.70 Preferred Shares have not been declared or paid and as of April 13, 1996, $72,112 of dividends on the $.50 Preferred Shares have not been declared or paid. Absent significant and unanticipated changes in the Bank's operations and profitability, it does not appear that the Company will be able to declare and pay dividends as they accrue unless there is a liquidation or other disposition of the Bank or the Company. In addition, the burden placed on the Company by the continued accrual of the dividends on the preferred stock may have a negative effect on the overall value of the Company.

     The Board of Directors recommends the proposed recapitali-zation. In making this recommendation, the Board recognizes that there is a conflict in interest in that members of the Board are also shareholders who will receive dividends contemplated by the proposed plan and whose shares will be exchanged or reclassified. The Board has not engaged any outside advisers to evaluate the fairness of the proposed reorganization. In establishing the values recited in this proxy statement and which are used to calculate the proposed recapitalization, the Board has relied on a valuation opinion issued by the firm of LaPorte, Sehrt, Romig & Hand, certified public accountants, which establishes a value of the Company on a going concern basis.
     Under the Company's current capital structure and based upon the Company's history of earnings, the amount of dividends that have a liquidation preference in favor of holders of Preferred Shares is likely to increase. That increase is perceived by the Board as an impediment to raising capital. Although the Board has no plans at this time to issue new or additional securities, if they should be issued in the future, they should be more favorably received if such securities are not junior in rank to the accrued claims of the Preferred Shares. In addition, the Board believes that in the event that a decision is made to seek to sell the Company or enter into any other transaction involving substantially all of the Company's assets, the capital structure in place after implementation of the proposed recapitalization will facilitate any such transaction and the value to be received by shareholders. However, no decision to either sell the Company or to enter into any transaction involving substantially all of the Company's assets has been made at this time nor is the Board actively pursuing any such transaction as of the date hereof.
     The general effect of the proposed reclassifications is that the holder of $2.70 Preferred Shares and $.50 Preferred Shares no longer will be preferred shareholders and will not have the rights of preferred shareholders. However, the former preferred shareholders will become owners of shares of Common Stock, with the rights of common stockholders. Furthermore, the value of the cash dividends to be paid to $2.70 Cumulative Preferred Share-holders, as set forth below will be greater than the present value calculated by LaPorte, Sehrt, Romig & Hand of the accrued dividends surrendered by such shareholders. The rights to accrued dividends surrendered by the $.50 Cumulative Preferred shareholders should be offset by the prospect of future growth in value of Common Shares received in exchange, however, no guarantee can be made that such future growth will occur of that the $.50 Cumulative Preferred Shares will receive value equivalent to the rights surrendered under the proposed plan.

(d) No Arrears in Dividends. There are no arrears in dividends with regard to the $2.70 and $.50 Cumulative Preferred Stock.
All dividends declared by the Board of Directors to date have been paid.

(e) Other Features of the Proposed Recapitalization Plan. The Company intends to use $500,000 of its funds and to borrow an additional $1,000,000 to declare and pay a dividend in approximately that same amount on the $2.70 Preferred Shares immediately before its reclassification. The Company will secure the borrowed funds by pledging the capital stock of the Bank that the Company owns. The Board of Directors of the Company will declare a dividend on the $2.70 Preferred Shares in the amount of $10.25 per share.

(f) Financial Information. The Annual Report to Shareholders and the report of financial information for the quarter ended
March 3, 1996, are furnished herewith and incorporated herein by reference.

(g) Regulatory Approval. If approved by the requisite vote of the shareholders, the Plan of Reorganization is subject to the approval of the regulatory authorities that supervise the operations of the Company and its Bank subsidiary.

(h) Regulatory Approval. If approved by the requisite vote of the shareholders, the Plan of Reorganization is subject to the approval of the regulatory authorities that supervise the operations of the Company and its Bank subsidiary.

Amendment of Articles of Incorporation

     Under the plan of recapitalization, the Articles of Incorporation of the Company will be amended (i) to increase the authorized number of Class B Common Shares from 210,000 to 1,500,000 shares; and (ii) to reclassify and convert the Class A Common Shares, the $2.70 Preferred Shares and the $.50 Preferred Shares into Class B Common Shares; and to redesignate the Class B Common Shares as Common Shares, all as described herein. The Articles of Incorporation of the Company will be further amended to remove all references to the Class A Common Shares, the $2.70 Preferred Shares and the $.50 Preferred Shares and to allow issuance of certificates representing shares of the Common Shares.


Financial Statements

      A copy of such Annual Report is being mailed with this Proxy Statement to each shareholder of record on the record date for the annual meeting.

Relationship With Independent Public Accountants

     Bancshares' consolidated financial statements for the year ended December 31, 1995 were audited by the firm of Darnall, Sikes, Kolder, Frederick & Rainey. Under the resolution appointing Darnall, Sikes, Kolder, Frederick & Rainey to audit Bancshares' financial statements, such firm will remain as Bancshares' auditors until replaced by the Board of Directors. Representatives of Darnall, Sikes, Kolder, Frederick & Rainey are expected to be present at the annual meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

Other Proposed Action

     Bancshares does not know of any matters to be presented at the annual meeting other than those mentioned herein. However, if any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

     Shareholders who desire to present a proposal qualified for inclusion in the proxy material relating to the 1997 Annual Meeting of Guaranty Bancshares Holding Corporation must forward such proposals to the Secretary of Bancshares at the address listed on the first page of this proxy statement in time to arrive prior to December 16,1996, unless Bancshares notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in Bancshares' proxy statement.

THE ATTACHED PROXY IS SOLICITED BY MANAGEMENT

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Wiley Magee
                    Corporate Secretary

May 23, 1996.



                   GUARANTY BANCSHARES HOLDING
                  CORPORATION AND SUBSIDIARIES


                        FINANCIAL REPORT
             QUARTERS ENDED MARCH 31, 1996 AND 1995







    GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
                   SELECTED CONSOLIDATED DATE

        (In thousands of dollars, except per share data)


                                               Three Months
                                              Ended March 31,
                                            1996           1995


Operating data:
   Total interest income                  $  1,126     $  1,127
                                          ========     ========

Net interest income                       $    649     $    638
Recovery (provision) from (for)
   loan losses                                   -            -
Other non-interest income                       79          106
Non-interest operating expense                 565          566
Income taxes                                    58           63

   Net income                             $    105     $    115
                                          ========     ========
Per common share data:
   Net income                             $    .01     $    .04
   Cash dividends                                -            -

Number of common shares
   outstanding                             303,025      374,275

Weighted average of common
  shares outstanding                       373,025      374,275

Selected statements of
   condition items:
      Year end balances:
          Total assets                      62,002       58,073
          Investment securities             10,998       10,932
          Securities available               5,183        5,677
          Loans, net of unearned
               income                       34,225       35,449
          Total deposits                    52,432       48,838
          Notes payable                      1,632        1,808
          Stockholders's equity              5,767        5,295



    GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARIES
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS
Summary

     For the three months ended March 31, 1996, Bancshares earned $105,000, compared with earnings of $115,000 for the comparable period in 1995. The primary reasons for the decrease in earnings were a decrease in other operating income. The subsidiary bank did not make a provision for loan losses in either period.

     New credit income is the most significant component of financial operations and is affected by interacting forces, in-cluding changes in investment market interest rates and changes in volume and mix of interest earning assets and interest bearing deposits. For the first three months of 1996, net interest income as a percent of net average earning assets of $55,694,000 was 4.7 percent, the same as the first quarter of 1995.

Net Operating Results

     The following analysis should be read in conjunction with the accompanying financial statements.

     Interest income decreased a net of $1,000. Of this amount, federal funds sold increased $58,000. Interest on loans decreased $25,000, while investment income decreased $34,000.

     The decrease in loan income is attributable to a $381,000 decrease in average loans outstanding, and 0.3 percent decrease in average yields to 9.5 percent. The decrease in investment income was the result of a $3,040,000 decrease in average securities investments and offset by a 0.3 percent increase in average yields, mirroring the overall change in interest rates.

     Interest expense decreased $12,000 from 1995 levels. Average interest bearing deposits decreased $1,025,000, while average rates paid did not change from the 3.8 percent of 1995. Funds borrowed are from the Federal Home Loan Bank of Dallas and were used to fund commercial real estate loans which have a comparable scheduled amortization and maturity.

Investment Securities

     Investment securities decreased from $16,609,000 as of March 31, 1995 to $16,181,000 at March 31, 1996. This is primarily attributable to maturities of U.S. Treasury securities and amortization on mortgage backed securities and purchases of U.S. Agency securities. There were no securities sales during the first quarter of 1996 or 1995.

     An analysis of investment securities follows (in thousands).


                           Amortized     Unrealized       Market
                             Cost      Gain      Loss     Value
March 31, 1996
Held to Maturity
U. S.  Treasury Securities  $ 1,000     $  -     $  -   $ 1,000
Obligations of U.S.
  Agencies and Corporations   9,315        1        1     9,315
Obligations of states and
  political subdivisions        666       13        1       678
Other Investments                17        -        -        17
     Total                  $10,998     $ 14     $  2   $11,010
                            =======     ====     ====   =======
Available for Sale
Obligations of U.S.
  Agencies and Corporations $ 4,674     $ 17     $  6   $ 4,685
Other investments               498        -        -       498
     Total                  $ 5,172     $ 17     $  6   $ 5,183
                            =======     ====     ====   =======

March 31, 1995
Held to Maturity
U. S. Treasury Securities   $ 5,923     $    -   $ 29   $ 5,894
Obligations of U.S.
  Agencies and Corporations   4,620          1     51     4,570
Obligations of states and
  political subdivisions        362          -      5       357
Other Investments                27          -      -        27
     Total                  $10,932     $    1   $ 85   $10,848
                            =======     ======   ====   =======
Available for Sale
Obligations of U.S.
  Agencies and Corporations $ 5,215     $   10   $ 25   $ 5,200

Other investments               477          -      -       477
     Total                  $ 5,692     $   10   $ 25   $ 5,677
                            =======     ======   ====   =======


An analysis of the market value of the investment portfolio by maturity periods or repricing frequency at March 31, 19965 follows (in thousands):
                                         Amortized     Market
                                            Cost        Value
Within one year                           $ 7,583     $ 7,583
One to five years                           6,843       6,859
Five to ten years                             464         473
After ten years                             1,280       1,278
     Total                                $16,170     $16,193
                                          ========    =======

     Maturities of mortgage backed securities are classified by contractual (stated) maturity dates. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations.

     Investment securities with a carrying value of approximately
$8,128,000 and $6,986,000 at March 31, 1996 and March 31, 1995,
respectively, were pledged to secure public deposits as required by law.


Deposits

     A summary of the deposits as of March 31, 1996 and March 31, 1995 is as follows:

                                  March 31          March 31
                                    1996              1995
                                        (in thousands)

Demand Deposits                   $ 9,783            $ 6,756
NOW Accounts                        5,764              4,998
Money Market
  Investment Accts.                 7,367              5,023
Savings Deposits                    6,945              7,267
Other Time Deposits                16,820             17,951
Certificates of Dep.
   of $100,000 or
   more                             5,753              6,843
                                  $52,432            $48,838
                                  =======            =======

     Non-interest bearing demand deposits at March 31, 1996 increased $3,027,000 from March 31, 1995. As interest rates paid on money market investment accounts and certificates of deposits trended downward, depositors transferred funds to non-bank related institutions. Certificates of deposits of $100,000 or more to commercial entities decreased $1,162,000. During this period, public fund deposits in certificates of deposit of $100,000 or more increased $72,000.

     The Bank has insignificant foreign and no brokered deposits.

Short Term Borrowings

     The Bank had no short term borrowings in 1996 or 1995.

Allowance for Loan Losses and Non-Performing Loans and Other Real
Estate

     The allowance for loan losses was 1.48 percent of loans outstanding at March 31, 1996, compared with 1.42 percent at March 31, 1995. The Bank did not make a provision to the reserve for loan losses during the first quarters of 1996 or 1995.


                                          1996          1995

Balance at January 1,                   $504,000      $502,000

Recoveries credited to the allowance       3,000         4,000

                                         507,000       506,000
Losses charged to the allowance            2,000         1,000
Balance at March 31                     $505,000      $505,000
                                        ========      ========

     Indicative of conditions in the local economy, the following schedule shows non-performing loans on non-accrual status and repossessed and foreclosed real estate.


                                       March 31      March 31
                                         1996          1995

Non-accrual loans                      $72,000       $     -
Foreclosed real estate                  64,000        30,000


     Management believes the Bank has adequate reserves to provide for possible future loan losses.

Other Income

     Other operating income aggregated to $79,000 for the first three months of 1996 compared with $106,000 in 1995. There was no trading account activity in 1996 or 1995.

                                             Quarter Ending
                                                March 31
                                             1996      1995

Service charges on deposit accounts        $ 49,000  $ 50,000
Other service charges and fees               20,000    17,000
Other operating income                       10,000    39,000
Net securities and gains                          -         -
Total                                      $ 79,000  $106,000
                                           ========  ========

Operating Expenses

     Other operating expenses totaled $565,000 for the first three months of 1996, compared with $556,000 for 1995, a $9,000 increase.


                               F6
      Personnel expenses totaled $265,000 for the period, compared with $247,000 in 1995. In 1996, expenses related to other real estate and repossessed property, net of rental income on these properties, totaled $1,000. Expenses represent taxes and main-tenance on these properties.

     A summary of other operating expenses is as follows:

                                       Three Months    1996
                                          Ending       Over
                                         March 31,   (Under)
                                       1996    1995    1995
                                             (In Thousands)

Salaries and benefits                 $ 265   $ 247   $  18
Expenses related to other real
   estate and repossessed
   properties, net of rental
   income on these properties             1       6      (5)
Net occupancy expenses                  108     104       4
Equipment and computer expenses          49      50      (1)
Professional fees and services           38      35       3
FDIC and other insurance                 10      37     (27)
Other                                    94      77      17
                                      $ 565   $ 556   $   9
                                      =====   =====   =====
Income Taxes

     Income taxes were accrued at the U. S. federal tax rate.  At
March 31, 1996, Bancshares has no net operating loss carry forwards available.

Liquidity

     The term "liquidity" generally refers to the ability of a company to generate adequate amount of cash to meet its needs. For a bank, "liquidity" represents its ability to meet timely the demand for funds used to honor checks, to pay maturing time deposits, to fund increases in loan demand and to satisfy other commitments. Unless it borrows funds, a bank's source of funds are generally its core deposits and its retained earnings.

     At March 31, 1996 and 1995, the Bank's gross loans-to-deposits ratios were 65.3 percent and 72.6 percent, respectively. Loans decreased $1,224,000 from 1995 levels. Significant to the loan-to-deposit ratio computation, deposits increased $3,594,000 as of March 31, 1996 from 1995. The Bank has no brokered deposits.

     As a bank holding company, the ability of Bancshares to pay its obligations is wholly dependent upon the receipt of dividends and tax benefits from the Bank.

Capital Resources

     At March 31, 1996, stockholders' equity amounted to $5,767,000 compared with $5,295,000 at March 31, 1995.

     Bancshares has paid only one $2.70 and one 67.5 cents dividend on its $2.70 preferred stock and has not declared or paid dividends on its $.50 preferred stock since their issuance. As a result accumulated and unpaid dividends are as follows:

     $2.70 Preferred Stock, Dividends accumulated
     from January 13, 1990 through April 13, 1996      $2,545,000


     $.50 Preferred Stock, dividends accumulated
     from January 13, 1990 through April 13, 1996          72,000
                                                       $2,617,000
                                                       ==========



          GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARY
               CONDENSED CONSOLIDATED STATEMENT OF CONDITION


                                                   March 31    March 31
                                                     1996        1995
                                                        (in thousands)
                                                          (unaudited)
ASSETS
   Cash and due from banks                         $ 2,292     $ 2,191
   Investment securities available for sale          5,183       5,677
   Investment securities held to maturity
     (Estimated market value $11,010,000            10,998      10,932
   Federal funds sold                                6,350         650
   Loans                                            34,225      35,449
   Less:  Allowance for loan losses                    505         505
      Net Loans                                     33,720      34,944

   Premises and equipment                            2,013       2,127
   Other real estate                                    64          30
   Other assets                                      1,382       1,522
      Total Assets                                 $62,002     $58,073
                                                   =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits                                        $52,432     $48,838
   Obligations under capital lease                   1,617       1,703
   Notes payable                                     1,632       1,808
   Other liabilities                                   554         429
       Total Liabilities                            56,235      52,778

Commitments and contingent liabilities (Note 2)          -           -

Stockholders' Equity
   $2.70 Cumulative Preferred stock                  3,481       3,497
   $.50 Cumulative Preferred stock                     107         107
   Class A Common stock; $5 par value                1,050       1,050
   Class B Common stock; no par value                   17          17
   Capital surplus                                   2,039       2,039
   Accumulated deficit                                (918)     (1,389)
   Treasury Stock                                      (16)        (16)
   Unrealized loss on securities
     available for sale                                  7         (10)
   Total Stockholders' Equity                        5,767       5,295

      Total Liabilities and Stockholders' Equity   $62,002     $58,073
                                                   =======     =======



          GUARANTY BANCSHARES HOLDING CORPORATION AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                                       Three Months Ended
                                                             March 31
                                                       1996         1995
                                                     (in thousands, except
                                                         per share data)
                                                          (unaudited)

INTEREST INCOME
     Interest and fees on loans                       $ 816        $ 841
     Interest on federal
          funds sold                                     93           35
     Interest on investment securities:
          Taxable income                                207          246
          Non-Taxable income                             10            5
               Total Interest Income                  1,126        1,127

INTEREST EXPENSE
     Interest on deposits                               408          415
     Interest on capital lease                           41           43
     Interest on note payable                            28           31
               Total Interest Expense                   477          489
               Net Interest Income                      649          638
     Provision for loan losses                            0            0

               Net Interest Income after Provision
               for loan losses                          649          638

     Other operating income                              79          106
     Operating expenses                                 565          566
               Income before income tax expense         163          178

Income tax expense                                       58           63
               Net income                               105          115

Dividends required for preferred stock                 (101)        (101)
     Net income available for common
     stockholders                                     $   4        $  14
                                                      =====        =====
Earnings per common share                             $ .01        $ .04

Weighted average common shares
     outstanding                                    373,025      374,275
                                                    =======      =======



    GUARANTY BANCSHARES HOLDING CORPROATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY




                                        Unrealized
                                        Gain(Loss)
                                        on Securities
               Balance at               Available      Balance at
               Jan.1, 1996  Net Income  For Sale       Mar.31,1996
                              (In thousands)
$2.70
Preferred
Stock          $   3,481          -            -          3,481

$.50
Preferred
Stock          $     107          -            -            107

Class A
Common
Stock          $   1,050          -            -          1,050

Class B
Common
Stock          $      17          -            -             17

Capital
Surplus        $   2,039          -            -          2,039

Accumulated
Deficit        $  (1,023)       105            -           (918)

Treasury
Stock          $     (16)         -            -            (16)

Unrealized
loss on
Securities
available
for sale       $       7         -            -               7



    GUARANTY BANCSHARES HOLDING CORPROATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY




                                        Unrealized
                                        Gain(Loss)
                                        on Securities
               Balance at               Available      Balance at
               Jan.1, 1995  Net Income  For Sale       Mar.31,1995
                              (In thousands)
$2.70
Preferred
Stock          $   3,497          -            -          3,497

$.50
Preferred
Stock          $     107          -            -            107

Class A
Common
Stock          $   1,050          -            -          1,050

Class B
Common
Stock          $      17          -            -             17

Capital
Surplus        $   2,039          -            -          2,039

Accumulated
Deficit        $  (1,504)       115            -         (1,389)

Treasury
Stock          $     (16)         -            -            (16)

Unrealized
loss on
Securities
available
for sale       $     (11)         -            1            (10)



                    GUARANTY BANCSHARES HOLDING CORPORATION
                          STATEMENT OF CASH FLOWS
               Increase (Decrease) in Cash and Cash Equivalents

                                                            Quarter Ended
                                                               March 31
                                                            1996      1995
                                                            (in thousands)
                                                              (unaudited)
Cash flows from operating activities:
Net income                                                $  105   $  115
Adjustments to reconcile net income to net cash
provided by operating activities:
    Amortization of premium (accretion of discount
    on investments),net                                      (52)     (70)
    (Gain) on sale of other real estate owned                  0      (30)
    Depreciation and amortization                             71       69
    (Increase) decrease in accrued interest receivable        27      (30)

    Increase in accrued interest payable                      42       12

    Increase (decrease) in accounts payable
    and other liabilities                                     13      (12)
Net cash provided by operating activities                    206       54

Cash flows from investing activities:
    Decrease (increase) in federal funds sold             (3,025)   1,990
    Proceeds from maturities of investment securities      8,589    4,943
    Purchase of investment securities                     (8,536)  (4,733)
    Net increase (decrease) in loans                         322     (671)
    Proceeds from sale of other real estate owned              1      110
    Purchase of premises and equipment                       (24)     (20)
    Increase in other assets                                 (69)     (94)
Net cash provided (used) by investing activities          (2,742)   1,525

Cash flows from financing activities:
    Net increase (decrease) in demand deposits
      NOW, savings, and certificates of deposit            1,662   (2,660)
    Repayment of notes payable                               (49)     (46)
    Repayments of capital lease obligation                   (15)     (20)
    Cash dividends                                             0     (984)
Net cash provided used in financing activities             1,598   (2,824)
Net increase (decrease) in cash and due from banks          (938)  (1,245

Cash and due from banks, beginning of year                 3,230    3,436
Cash and due from banks, end of quarter                   $2,292   $2,191
                                                          ======   ======
Supplemental cash flow information:
  Interest paid                                           $  435   $  476
                                                          ======   ======

  Income taxes paid                                       $   91   $  -0-
                                                          ======   ======



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED)


     The following discussion should be read in conjunction with
the SELECTED CONSOLIDATED DATA on page    and the SELECTED
CONSOLIDATED DATA and Managements Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements and Notes in the accompanying 1995 Annual Report to Stockholders pages 3 through 42.

     The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the three (3) months ended March 31, 1996 and 1995. All adjustments are considered to be of a recurring nature. Results for the interim period may not necessarily be indicative of results for the entire year.

NOTE 1:

     On January 13, 1983, pursuant to a Reorganization and Merger
Agreement, Guaranty Bank & Trust Company of Morgan City (the Bank) was merged into a subsidiary of Guaranty Bancshares Holding
Corporation (Bancshares) with the effect that the Bank became a wholly owned subsidiary of Bancshares.

     Bancshares has outstanding $2.70 Cumulative Preferred Stock and Class B, No Par Value Common Stock which were issued in 1988 in exchange for subordinated debentures issued in 1983 when the company was formed. Bancshares also has outstanding Class A, $5.00 Par Value, Common Stock which were also issued when the company was formed. The $.50 Cumulative Preferred Stock is subordinate to the $2.70 Preferred Stock and were issued for cash in 1989 and 1990.

     The Class B common stock does not differ from the Class A common stock except that Class A common stock has a par value of $5 per share and Class B Common stock has no par value.

     The Bank acquired, through foreclosure, 3,976 shares of $2.70 preferred stock, 3,876 shares of Class A, $5.00 par value common stock and 3,976 shares of Class B, no par value common stock. The preferred shares were cancelled and reverted to authorized but
unissued $.50 preferred stock.   The common shares are held as
treasury stock.  (See Capital Resources)

     Earnings per average commons share for the three months ended March 31, 1996 and 1995 (unaudited) have been computed using
373.025 and 374.275, respectively, the weighted average shares outstanding during those periods.

NOTE 2:  Contingent Liabilities

     As of March 31, 1996, there were $817,833 of letters of credit outstanding which are not reflected in the consolidated financial statements. Management does not expect any loss as a result of these transactions.



                              PROXY
             GUARANTY BANCSHARES HOLDING CORPORATION
                      1201 Brashear Avenue
                  Morgan City, Louisiana  70381

   This Proxy is Solicited on Behalf of the Board of directors

          I, the undersigned, one of the shareholders of Guaranty Bancshares Holding Corporation, do hereby nominate and appoint Frank J. Domino, Sr., or Wiley Magee, or either one of them, to be my proxy, to vote in my place and stead all of my shares of the stock of Guaranty Bancshares Holding corporation at its Annual Meeting of Shareholders to be held on June 17, 1996 at 1:00 p.m. in the Board Room located on the second floor of the Guaranty Bank & Trust building, 1201 Brashear Avenue, Morgan City, Louisiana, or at any adjournment thereof, for the purposes of:

     Item 1: Electing directors to the Board of Directors of Guaranty Bancshares Holding Corporation

____FOR all nominees listed below      ____WITHHOLD AUTHORITY
(except as marked to the                   to vote for all nominees
contrary below)                            listed below

H.W. Bailey                                Conley J. Dutreix
Brooks Blakeman                            Anthony J. Guarisco, Sr.
Robert M. Bourgeois, M.D.                  Wiley Magee
Vincent Cannata                            Lee A. Ringeman
Randolph Cullom                            Kay S. Vinson
Frank J. Domino, Sr.                       J. Cameron Webster

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee name(s) on the space provided below.


     Item 2:   Approving a Plan of Reorganization

               ____FOR          ____AGAINST          ____ABSTAIN

     Item 3: Adopting Amendments to the Articles of Incorporation to Implement the Plan of Reorganization

               ____FOR          ____AGAINST          ____ABSTAIN

     Item 4: Taking any other action upon any other matter that may properly come before the meeting or any adjournments thereof.

               ____FOR          ____AGAINST          ____ABSTAIN


          The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. the undersigned hereby revokes any proxies heretofore given to vote said shares.

          To the extent not otherwise instructed above, shares represented by this proxy will be voted FOR the nominees for directors recommended by the Board of Directors of Guaranty
Bancshares Holding Corporation, FOR approving the Plan of
Reorganization recommended by the Board of Directors, and FOR adopting an Amendment to the Articles of Incorporation to implement the Plan of Reorganization.

     THUS EXECUTED ON                               , 1996.






                              Print Your Name Here






                              Sign Your Name Here





PLEASE DATE, SIGN, AND MAIL
THIS PROXY PROMPTLY TO:

Wiley Magee
Corporate Secretary
Guaranty Bancshares Holding Corporation
1201 Brashear Avenue
Morgan City, Louisiana  70381





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:  Filing Desk

     RE:  Definitive Proxy Materials
          Guaranty Bancshares Holding Corporation

Dear Sir:

     Enclosed are definitive proxy materials for Guaranty
Bancshares Holding Corporations' annual meeting to be held on June 17, 1996. The annual report, which was mailed with these materials, was previously filed with the Commission as an exhibit to the Form 10-K.

     The filing fee was previously enclosed with hard copies of preliminary materials filed with the commission on April 24, 1996.

Sincerely,



Lee A. Ringeman